UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):  February 28, 2017

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Aegion Corporation (the “Company”) issued an earnings release (the “Earnings Release”) on February 28, 2017 to announce its financial results for the full year and quarter ended December 31, 2016. A copy of the Earnings Release is furnished herewith as Exhibit 99.1. On March 1, 2017, the Company held a conference call in connection with the Earnings Release. A transcript of the conference call is furnished herewith as Exhibit 99.2.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Policy. Effective March 1, 2017, the Company adopted a revised severance policy (the “Severance Policy”). The Severance Policy provides severance benefits to certain employees of the Company, including the Company’s executive officers, in the event of an involuntary termination of employment as a result of a reduction in force or position elimination, where a comparable position is not available. In such a case: (i) each of David F. Morris, Executive Vice President, General Counsel and Chief Administrative Officer, and David A. Martin, Executive Vice President and Chief Financial Officer, is entitled to continue to receive, via extended payroll, his base salary for a period of eighteen (18) months and is eligible for up to $15,000 in outplacement services; (ii) each of John D. Huhn, Senior Vice President and Chief Strategy Officer, and Stephen P. Callahan, Senior Vice President - Human Resources, is entitled to continue to receive, via extended payroll, his base salary for a period of fifteen (15) months and is eligible for up to $15,000 in outplacement services; and (iii) Michael D. White, Senior Vice President and Corporate Controller, is entitled to continue to receive, via extended payroll, his base salary for a period of twelve (12) months and is eligible for up to $10,000 in outplacement services. Further, during the applicable severance period, if the individual has exercised his rights under COBRA, the individual will only pay his normal employee contribution for medical benefits via deduction from the severance payments.

The Severance Policy does not apply in the event of a termination for cause or termination due to a violation of the Company’s Code of Conduct.

Any payments made or benefits provided pursuant to the Severance Policy are conditioned on the execution of any requested actions, including, but no limited to: timely return of an unaltered and signed release agreement, return of all company property and completion of any position-related tasks specific to the Company.

The foregoing description of the Severance Policy is qualified in its entirety by reference to the Severance Policy, a form of which was filed as Exhibit 10.14 to the Company’s annual report on Form 10-K filed March 1, 2017, and is incorporated herein by reference.

Continuity Agreements. On March 1, 2017, the Company entered into Change in Control Severance Agreements (the “Continuity Agreements”) with each of Messrs. Huhn, Callahan and White. The Continuity Agreements include a “double trigger” such that benefits are only payable if there is a Change in Control (as defined in the Continuity Agreements) followed, within 24 months after the Change in Control, by a Qualifying Termination (as defined in the Continuity Agreements). The Continuity Agreements differ among Messrs. Huhn, Callahan and White only to the extent that: (i) benefits are provided in the amount of 1.50 times base salary and bonus for Messrs. Huhn and Callahan and 1.00 times base salary and bonus for Mr. White; and (ii) benefits are payable during the period beginning on the date of termination and ending 18 months after such date for Messrs. Huhn and Callahan and during the period beginning on the date of termination and ending 12 months after such date for Mr. White.

The foregoing description of the Continuity Agreements is qualified in its entirety by reference to the Continuity Agreements, a form of which was filed as Exhibit 10.15 to the Company’s annual report on Form 10-K filed March 1, 2017, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Severance Policy effective March 1, 2017 (incorporated by reference to Exhibit 10.14 to the annual report on Form 10-K filed March 1, 2017).

10.2
Form of Change in Control Severance Agreement, dated as of March 1, 2017, between Aegion Corporation and each of John D. Huhn, Stephen P. Callahan and Michael D. White (incorporated by reference to Exhibit 10.15 to the annual report on Form 10-K filed March 1, 2017).

99.1	Earnings Release of Aegion Corporation dated February 28, 2017, filed herewith.

99.2	Transcript of Aegion Corporation’s March 1, 2017 conference call, filed herewith.

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President, General Counsel and Chief Administrative Officer

Date: March 6, 2017

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
10.1	Severance Policy effective March 1, 2017 (incorporated by reference to Exhibit 10.14 to the annual report on Form 10-K filed March 1, 2017).

10.2
Form of Change in Control Severance Agreement, dated as of March 1, 2017, between Aegion Corporation and each of John D. Huhn, Stephen P. Callahan and Michael D. White (incorporated by reference to Exhibit 10.15 to the annual report on Form 10-K filed March 1, 2017).

99.1	Earnings Release of Aegion Corporation dated February 28, 2017, filed herewith.

99.2	Transcript of Aegion Corporation’s March 1, 2017 conference call, filed herewith.